                                    BYLAWS
                                      OF
                                  ROHR, INC.
                         (AS AMENDED DECEMBER 3, 1994)

                                  ROHR, INC.
                                  ----------
                                    BYLAWS
                                    ------
                                     INDEX
                                     -----

                                                                          Page
                                                                          ----

Amendments (to ByLaws)...............................................      20
- ----------

Board of Directors
- ------------------
      Action Without Meeting.........................................       9
      Classes and Terms..............................................       8
      Committees of the Board of Directors...........................      10
      Compensation of Directors......................................      10
      Director Emeritus..............................................       7
      Election of Officers...........................................      10
      Nomination for Election to the Board of Directors..............      10
      Number and Powers..............................................       7
      Place of Meeting...............................................       8
      Presiding Officers.............................................      10
      Quorum.........................................................       9
      Regular Meetings...............................................       8
      Special Meetings...............................................       8
      Tenure.........................................................       7
      Vacancies......................................................       8

Indemnification
- ---------------
      Denial of Right to Indemnification..............................     18
      Expenses in Successful Defense..................................     18
      Prepaid Expenses................................................     18
      Other Rights and Remedies.......................................     18
      Insurance.......................................................     19
      Interpretation..................................................     19
      Indemnification of Directors, Officers, Employees and Agents....     17

                                                                       Page
                                                                       ----


Offices
- -------
      Other Offices.................................................     1
      Registered Office.............................................     1

Officers
- --------
       Assistant Secretary...........................................   14
       Assistant Treasurer...........................................   14
       Bonds.........................................................   15
       Chairman of the Board.........................................   12
       Chief Executive Officer.......................................   12
       Chief Financial Officer.......................................   14
       Controller....................................................   14
       Delegation of Duties..........................................   15
       Duties........................................................   14
       Multiple Offices..............................................   12
       Officers (List of)............................................   11
       Officers Appointed by Chairman................................   15
       Officers on the Board.........................................   12
       Other Officers................................................   12
       President.....................................................   13
       Representation of Shares of Other Corporation.................   15
       Retirement....................................................   16
       Salaries......................................................   15
       Secretary.....................................................   13
       Senior Vice President.........................................   13
       Treasurer.....................................................   14
       Vacancies.....................................................   15
       Vice Chairman of the Board....................................   12
       Vice President................................................   13

Seal   ..............................................................   17
- ----

                                                                       Page
                                                                       ----

Stock (Certificates Of)
- -----------------------
      Certificates to be Entered....................................    16
      Form and Execution of Certificates............................    16
      Lost, Stolen, Destroyed and Mutilated Certificates............    17
      Regulations...................................................    16
      Transfer of Shares............................................    16

Shareholders
- ------------
      Adjournments..................................................     3
      Annual Meetings...............................................     1
      Inspectors of Election........................................     5
      List of Shareholders..........................................     5
      Notice of Meetings............................................     2
      Organization of Meetings......................................     3
      Place of Meeting..............................................     2
      Quorum........................................................     2
      Record Date...................................................     5
      Shareholder Proposals at Annual Meetings......................     6
      Special Meetings..............................................     2
      Voting........................................................     3

Written Consent
- ---------------
      No Action by Written Assent...................................    20


                                    May 13, 1969
                                    As Amended through January 7, 1993
                                    ----------------------------------



                             BYLAWS OF ROHR, INC.

                                   ARTICLE I
                                    Offices
                                    -------

          Section 1.  Registered Office.  The Registered Office of Rohr, Inc.,
                      -----------------
(hereafter called the Corporation) in the State of Delaware shall be at No. 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

          Section 2.  Other Offices.  The Corporation may also have an office or
                      -------------
offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  Shareholders
                                  ------------

          Section 1.  Annual Meetings.  The annual meeting of shareholders shall
                      ---------------
be held at such time and place and on such date as is set by the Board of Directors. Unless otherwise set by the Board of Directors, the Annual Meeting of Shareholders shall be held on the first Wednesday in November of each year at 1:30 o'clock in the afternoon, or if such day is a legal holiday, the annual meeting shall be held on the next business day thereafter, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting. If such annual meeting is not held on the designated date, the directors shall cause the meeting to be held as soon after such date as is convenient.

          Section 2.  Special Meetings.  Special meetings of the shareholders
                      ----------------
for any purpose or purposes may be called at any time by the Board of Directors or by a majority of the members of the Board of Directors.

          Section 3.  Notice of Meetings.  Except as otherwise required by law,
                      ------------------
notice of meetings of shareholders, annual or special, shall be given to shareholders entitled to vote thereat by the Secretary or an Assistant Secretary or other person charged with that duty not less than ten (10) nor more than sixty (60) days before the date of any such meeting. Such notice may be printed, typewritten, or in handwriting and may be given to any shareholder either personally or by sending a copy of the notice through the mail, or by telegram, charges prepaid, to his address appearing on the records of the Corporation. Except as otherwise expressly required by law, no publication of any notice of a meeting of the shareholders shall be required. Every notice of a meeting of the shareholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall have waived such notice and such notice shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, except a shareholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 4.  Place of Meetings.  All meetings of the shareholders shall
                      -----------------
be held at the principal office of the Corporation in the State of California or at such other place within or without the State of Delaware as designated by the person or persons calling the meeting.

          Section 5.  Quorum.  A quorum at any meeting of the  shareholders
                      ------
shall consist of shareholders holding a majority of the voting power of the shares of this Corporation outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specifically provided by law or in the Certificate of the Incorporation. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the voting stock, the holders of which are either present in person or represented by proxy thereat. The shareholders present at a meeting at which a quorum is present may continue to do business until final adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 6.  Adjournments.  When a meeting is adjourned to another time
                      ------------
or place, notice of the adjourned meeting need not be given to shareholders if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, if the adjournment is for more than thirty days, or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum was present at the original meeting, any business may be transacted at an adjourned meeting which might have been transacted at the original meeting

          Section 7.  Organization of Meetings.  The Chairman of the Board, or,
                      ------------------------
in his absence, the Vice Chairman, or if he also is absent, the President, or if he is absent, a Senior Vice President, or if no Senior Vice President is present, a Vice President, shall call meetings of shareholders to order and shall act as chairman of such meeting. If none of said officers are present at a meeting of shareholders, the shareholders shall appoint a chairman for the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

          Section 8.  Voting.
                      ------

          (a) Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

                (i) on the date fixed pursuant to Article II, Section 11 of these ByLaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or

                (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which meeting shall be held.

          (b) Shares of its own stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation) shall not be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. A person whose stock is pledged shall be entitled to vote such stock, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders all matters, except as otherwise provided in the Certificate of Incorporation, these ByLaws or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          Section 9.  List of Shareholders.  The Secretary of the Corporation
                      --------------------
shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

          SECTION 10.  Inspectors of Election.  If at any meeting of the
                       ----------------------
shareholders a vote by written ballot shall be taken on any question, the Corporation shall appoint one or more inspectors in advance of such meeting to act at such meeting and make a written report thereof. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors need not be shareholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

          Section 11.  Record Date.  The Board of Directors may fix a time in
                       -----------
the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of the shareholders entitled to receive any dividend or distribution, or any allotment or rights, or to exercise rights in respect to any change, conversion or exchange of shares, or for any other lawful purpose. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. If in any case involving the determination of shareholders for any purpose other than notice of or voting at a meeting of shareholders, the Board of Directors shall not fix such a record date, the record date for determining shareholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. When a record date is fixed pursuant to these Bylaws, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. Unless otherwise required by applicable law, a determination of shareholders entitled to notice of or to vote at any meeting shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for an adjourned meeting.

          Section 12.  Shareholder Proposals at Annual Meetings.
                       -----------------------------------------

          (a) Business may be properly brought before an annual meeting by a shareholder only upon the shareholder's timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting as originally scheduled; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 12, any adjournment(s) or postponement(s) of the original meeting which do not require a new written notice shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the meeting (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding the foregoing, nothing in this
Section 12, shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board.

          (b) The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and in such a case, any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III

                              Board of Directors
                              ------------------

          Section 1.a.  Number and Powers.  The business and affairs of this
                        -----------------
Corporation shall be managed and controlled by a Board of Directors. The number of directors shall be not less than six nor more than fifteen, and the actual number of directors shall be designated, from time to time, by a resolution of the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these ByLaws, the Board may exercise all such powers and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these ByLaws, either forbidden or directed or required to be exercised or done by the shareholders. Directors need not be shareholders.

          "Section 1.b   Tenure.  Any director who is an officer or employee of
                         ------
the Corporation shall be retired forthwith and automatically as a director upon ceasing to be employed by the Corporation (whether through retirement or otherwise). Any other director upon reaching the age of 72 years, shall be retired from the Board of Directors at the next Annual Meeting of Shareholders and upon the election by the Board of Directors (or by the shareholders if the Board so directs) and qualification of a successor. Notwithstanding the foregoing, any director who becomes disabled shall be retired forthwith and automatically."

          Section 1.c.  Director Emeritus.  The Board of Directors of the
                        -----------------
Corporation may confer the honorary title of "Director Emeritus" upon a former member of the Board of

Directors, who may hold such honorarium at the discretion of the Board of Directors. A Director Emeritus shall not be a member of the Board of Directors and shall not be entitled to notice of, attendance at, or participation in meetings of the Board of Directors.

          Section 2.  Classes and Terms of the Board of Directors.  The classes
                      -------------------------------------------
and terms of the Board of Directors are set forth in the Certificate of Incorporation.

          Section 3.  Vacancies.  Article Seventh of the Certificate of
                      ---------
Incorporation of this Corporation provides for the appointment of a successor director who shall automatically become a director in the event of any vacancy on the Board of Directors. In case of a vacancy in the directors through death, resignation, disqualification, or other cause at a time when no successor director shall have been appointed, the remaining directors, though less than a quorum, by affirmative vote of a majority thereof, or the sole remaining director, may elect a successor or successors to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor.

          Section 4.  Place of Meeting.  The directors may hold their meetings
                      ----------------
and have an office and keep the books of the Corporation in such a place or places within or without the State of Delaware as the Board may from time to time determine.

          Section 5.a.  Regular Meetings.  By resolution and notice thereof to
                        ----------------
all the directors at that time in office, the Board of Directors may provide that regular meetings of said Board shall be held at stated intervals and at a place to be fixed in such resolution. In case such regular meetings are provided for, it shall not be necessary to give notice of any such meetings or of the business to be transacted. A meeting of the Board of Directors may be held without notice immediately after the Annual Meeting of Shareholders.

          Section 5.b.  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors may be called by the Chairman of the Board, the President, or by a majority of the members of the Board of Directors. Written notice of the time and place of the special meetings shall be delivered personally to each director or sent to each director by mail or other form of written communication, charges prepaid, addressed at his business address or his residence address, as either may be shown upon the records of the Corporation, or if not so shown, or not readily ascertainable, at the principal office of the Corporation. In case such notice is delivered personally, it shall be delivered at least 48 hours prior to the time of the holding of the meeting. In case such notice is sent by telecopy, facsimile, TWX, telex or telegram, it shall be transmitted at least eight hours prior to the time of the holding of the meeting. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid by airmail special delivery return receipt requested, at least five days prior to the time of the holding of the meeting. Except where otherwise required by law or by these ByLaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board of Directors shall not be required to be given to any director who shall have waived such notice in writing, whether before or after the time of the meeting, and such notice shall be deemed to have been waived by any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          Section 6.  Quorum. The number of directors which shall constitute a
                      ------
quorum shall be that whole number of directors which constitutes at least 50 percent of the number of directors then constituting the whole Board of Directors in the manner provided for in the ByLaws and in accordance with the first paragraph of Article Seventh of the Restated Certificate of Incorporation. The powers of those present at a meeting of the Board of Directors, though less than a quorum, to adjourn the meeting, the effectiveness of action taken at a meeting, and provision for deciding questions upon which there shall be an equality of votes shall be as contained in Article Seventh of the Certificate of Incorporation.

          Section 7.  Action Without Meeting. Any action required or permitted
                      ----------------------
to be taken by the Board of Directors or any comittee thereof may be taken without a meeting if all members of the Board or such comittee shall individually or collectively consent in writing to such action and such written consent or consents shall be filed with the minutes of the proceedings of the Board or comittee. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

          Section 8.  Compensation of Directors. Directors who are not
                      -------------------------
employees shall receive for their services as a director, a fixed annual sum and a sum for attendance at each regular or special meeting of the Board or any Committee thereof, each as established from time to time by resolution of the Board of Directors, and may also receive stock and/or stock option grants.

          Section 9.  Presiding Officers. At all meetings of the Board of
                      ------------------
Directors, the Chairman of the Board or, in his absence, the Vice Chairman or, in his absence, the President of the Corporation, or in the absence of the Chairman of the Board, the Vice Chairman and the President, a chairman chosen by the directors present, shall preside.

          Section 10.  Election of Officers. At the first meeting of the Board
                       --------------------
of Directors in each year (at which a quorum shall be present), held next after the Annual Meeting of Shareholders, the Board of Directors shall elect officers of the Corporation.

          Section 11.  Committees of the Board of Directors. The Board of
                       ------------------------------------
Directors may by resolution appoint an Executive Committee and other committees. Such Executive Committee and other committees shall be composed of two or more members of the Board of Directors and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors except as otherwise limited by applicable law

          Section12.  Nominations for Election to the Board of Directors.
                      --------------------------------------------------

          (a) Nominations of persons for election to the Board of Directors shall be made only at a meeting of shareholders and only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made only pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the

10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 12, any adjournment(s) or postponement(s) of the original meeting which do not require a new written notice shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a shareholder of persons to be elected directors of the Corporation may be made at any such reconvened meeting unless puruant to a notice which was timely for the meeting on the date originally scheduled. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (A) the name and address as they appear on the Corporation's books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Notwithstanding the foregoing, nothing in this
Section 12 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

          (b) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 12, and in such a case, the defective nomination shall be disregarded.


                                  ARTICLE IV

                                   Officers
                                   --------

          Section 1.a.  Officers. The officers of the Corporation shall be a
                        --------
Chairman of the Board and/or a President, a Secretary and a Treasurer, who shall be elected by the directors at their first meeting after the Annual Meeting of Shareholders, and who shall hold office until their successors are elected and qualify, or until their resignation or removal.

          Section 1.b.  Other Officers. The Board of Directors may also elect at
                        --------------
its discretion a Vice Chairman of the Board, a Chief Executive Officer, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the business of the Corporation may require. Such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and are consistent with these ByLaws.

          Section 1.c.  Officers on the Board. The Chairman of the Board, and
                        ---------------------
the Vice Chairman of the Board and the President, if there shall be such officers, must be members of the Board of Directors.

          Section 1.d   Multiple Offices. So far as is permitted by law, any two
                        ----------------
or more offices may be held by the same person.

          Section 2.a.  Chairman of the Board. The Chairman of the Board, if
                        ---------------------
present, shall preside at all meetings of shareholders and directors and shall exercise and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or as prescribed by the ByLaws.

          Section 2.b.  Vice Chairman of the Board. The Vice Chairman of the
                        --------------------------
Board, if there shall be such an officer, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and at all meetings of the Board of Directors. In the event of the death, resignation or permanent disability of the Chairman of the Board, the Vice Chairman of the Board shall succeed to the office of the Chairman and hold that office until the next Annual Meeting of Shareholders and until the election and qualification of his successor.

          Section 2.c.  Chief Executive Officer. The Chief Executive Officer of
                        -----------------------
the Corporation shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall have all of the general powers and duties of management, including but not limited to general supervision, direction and control of the business, affairs and officers of the Corporation. In the absence of an officer who has been designated as President, the Chief Executive Officer shall also exercise the powers and perform the duties that would otherwise be performed by the President. In the absence of an officer who has been designated as the chief financial officer of the Corporation, the Chief Executive Officer shall act as the chief financial officer and is hereby so designated.

          Section 3.    President. The President, if there be one, subject to
                        ---------
the supervisory powers of the Chairman of the Board, shall be the chief operating officer of the Corporation and shall be responsible for directing such operational functions and activities of the Corporation and performing such duties as are assigned by the Board of Directors or the Chief Executive Officer. In the absence of the Chairman of the Board and the Vice Chairman of the Board, the President shall also preside at all meetings of the shareholders and at all meetings of the Board of Directors.

          Section 4.a.  Senior Vice President. The Senior Vice Presidents shall
                        ---------------------
exercise general supervision over and have executive control of such grouping of departments of the Corporation's business as may be assigned to each of them from time to time by the Board of Directors. The Senior Vice Presidents, if there be any, in order of their rank, or if not ranked, as designated by the Board of Directors, shall exercise the functions of the Chairman of the Board (and the President if there be one) during the absence or disability of the Chairman, the Vice Chairman and the President.

          Section 4.b.  Vice President. The Vice Presidents shall exercise
                        --------------
general supervision over and have executive control of such departments of the Corporation's business as may be assigned to each of them from time to time by the Board of Directors. The Vice Presidents in order of their rank, or if not ranked, as designated by the Board of Directors, shall exercise the functions of the Chairman of the Board (and the President if there be one) during the absence or disability of the Chairman, the Vice Chairman, the President, and the Senior Vice Presidents.

          Section 5.    Secretary. The Secretary shall issue due notice to
                        ---------
shareholders and directors in accordance with these ByLaws and as required by law, shall record all the proceedings of the meetings of the shareholders and directors in a book to be kept for that purpose, shall have charge of the corporate seal, shall keep or cause to be kept a share register of shareholders of the Corporation, and shall make such reports and perform such other duties as are incident to his office.

          Section 6.    Assistant Secretary. The Assistant Secretaries shall, in
                        -------------------
the absence or disability of the Secretary, perform the duties and exercise the power of the Secretary.

          Section 7.a.  Chief Financial Officer. The Chief Financial Officer
                        -----------------------
shall be the principal financial officer of the Corporation and shall be responsible for the overall supervision and management of the Corporation's financial affairs.

          Section 7.b.  Treasurer. The Treasurer shall be responsible for the
                        ---------
care and custody of all monies and securities of the Corporation. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time, as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. When no person has been selected as Treasurer, then the person designated as Chief Financial Officer shall perform the functions of the Treasurer.

          Section 7.c.  Assistant Treasurer. The Assistant Treasurers shall, in
                        -------------------
the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

          Section 8.    Controller. The Controller shall keep and maintain, or
                        ----------
cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The Controller (or in the absence of a Controller, such other person as shall be designated by the Board of Directors) shall be the principal accounting officer of the Corporation.


          Section 9.    Duties. Except as otherwise provided in this Article,
                        ------
the officers of the Corporation shall have all the usual powers and shall perform all the usual duties incident to their respective offices and, in addition, shall have such other powers and shall perform such other duties as shall be assigned to them from time to time by the Board of Directors.

          Section 10.   Delegation of Duties. In the absence or disability of
                        --------------------
any officer of the Corporation, the Board of Directors may, subject to the provisions of this Article, delegate such officer's powers and duties to any other officer, or to any director, during such absence or disability, and the person so delegated shall, for the time being, be the officer whose powers and duties he so assumes.

          Section 11.   Vacancies. Vacancies in any office arising from any
                        ---------
cause at any time may be filled by the directors at any regular or special meeting.

          Section 12.   Officers Appointed by Chief Executive Officer. The Chief
                        ---------------------------------------------
Executive Officer may appoint officers of divisions or departments of the Corporation, but such persons shall not be considered to be officers of the Corporation unless so elected by the Board of Directors. Any such officer shall serve at the discretion of the Chief Executive Officer.

          Section 13.   Salaries, The salaries of all officers of the
                        --------
Corporation shall be approved by the Board of Directors.

          Section 14.   Bonds. The Board of Directors may require any officer to
                        -----
give a bond for the faithful performance of his duties in such sum as said Board of Directors may determine, such bond to be executed by a reliable surety company, but the expense of obtaining the same shall be borne by the Corporation.

          Section 15.   Representation of Shares of Other Corporations. The
                        ----------------------------------------------
Chairman of the Board or the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer(s). Nothing herein will affect the authority of this

Corporation to assign, grant or otherwise convey the authority to vote or represent on behalf of this Corporation any of such shares to any other person.

          Section 16.   Retirement. Officers of the Corporation shall be retired
                        ----------
from their status as officers forthwith and automatically upon reaching the age of 65 years or upon becoming disabled, provided, however, that the Board of Directors may by resolution extend the tenure of certain officers as provided in such resolution.

                                   ARTICLE V

                             Certificates of Stock
                             ---------------------

          Section 1.   Form and Execution of Certificates. The certificates of
                       ----------------------------------
shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board or the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer; provided, however, that if any such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, if the Board of Directors shall by resolution so authorize, the signatures of the Chairman of the Board or the President or Vice President and of the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may be facsimiles.

          Section 2.   Certificates to be Entered. All certificates shall be
                       --------------------------
consecutively numbered and the names in which they are issued, the number of shares and the date of issue shall be entered in the Corporation's books.

          Section 3.   Transfer of Shares. Shares shall be transferred only on
                       ------------------
the books of the Corporation by the holder thereof, in person or by his attorney, upon the surrender and cancellation of certificates for a like number of shares.

          Section 4.   Regulations. The Board of Directors shall have power and
                       -----------
authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent or transfer agents and a registrar or registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and registrar of transfers.

          Section 5.  Lost, Stolen, Destroyed and Mutilated Certificates. In
                      --------------------------------------------------
any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.


                                  ARTICLE VI

                                     Seal
                                     ----

          The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation in words and figures showing that it was incorporated in the State of Delaware in the year 1969.

                                  ARTICLE VII

                                Indemnification
                                ---------------

          Section 1.   Indemnification of Directors, Officers, Employees and
                       -----------------------------------------------------
Agents. The Corporation shall indemnify, to the fullest extent permitted by
- ------
applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
                                                                         ----
contendere or its equivalent, shall not of itself create a presumption that the
- ----------
person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          Section 2.  Denial of Right to Indemnification. Indemnification
                      ----------------------------------
under Section 1 above shall be made by the Corporation unless a determination is reasonably and promptly made that indemnification of a director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 1 or because of other grounds for denying indemnification under applicable law. Such determination may be made only (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

          Section 3.  Expenses in Successful Defense. Notwithstanding the
                      ------------------------------
other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

          Section 4.  Prepaid Expenses. Expenses incurred in defending a civil
                      ----------------
or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, or employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

          Section 5.  Other Rights and Remedies. The indemnification and
                      -------------------------
advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other right to which one seeking indemnification or advancement of expenses may be entitled under any ByLaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          Section 6.  Insurance. Upon resolution passed by the Board of
                      ---------
Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of applicable law.

          Section 7.  Interpretation. For purposes of this Article:
                      --------------

                (a) References to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                (b) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

                (c) The rights to indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


                                 ARTICLE VIII

                                  Amendments
                                  ----------

          These ByLaws may be amended or repealed, or new ByLaws adopted, by vote of shareholders entitled to exercise a majority of the voting power of the Corporation or by the written assent of such shareholders. Subject to the right of shareholders to adopt, amend or repeal ByLaws, these ByLaws may also may be amended or repealed, or new ByLaws adopted, by the Board of Directors, except that no amendment or repeal of Sections 1.b and 2 of Article III or of this
Article VIII may be effected without the affirmative vote or written assent of seventy-five percent (75%) of the voting power of this Corporation.


                                ARTICLE VIII(A)

                          No Action by Written Assent
                          ---------------------------

          Notwithstanding the provision in Article VIII of these ByLaws for amendment of these ByLaws by written assent of shareholders, these ByLaws may not be amended by written assent of the shareholders because Article Fourteenth of the Certificate of Incorporation of this Corporation specifically denies to the shareholders the power to consent in writing to the taking of any action, except as otherwise expressly provided in said Article.